Sub-Item 77O
Rule 10f-3 Transactions

1.

DREYFUS A BONDS PLUS, INC.

On July 12, 2007, Dreyfus A Bonds Plus, Inc. (the "Fund"), purchased $315,000 of a corporate bond issued by Lehman Brothers, Inc. (Hldg 6 7/19/2012, CUSIP No.:
52517P4C2) (the "Bonds") at a purchase price of $99.898 per unit. The Bonds were purchased from an underwriting syndicate of which BNY Capital Markets, Inc., an affiliate of the Fund, was a member. BNY Capital Markets, Inc. received no benefit in connection with the transaction. The following is a list of the syndicate's primary members:

BNY Mellon Corporation
Calyon Securities USA
ING Financial Markets
Lehman Brothers
Scotia Capital
Williams Capital Group

2


Sub-Item 77O
Rule 10f-3 Transactions

DREYFUS A BONDS PLUS, INC.

On September 06, 2007, Dreyfus A Bonds Plus, Inc. (the "Fund"), purchased $165,000 of a corporate bond issued by Lowes Companies (5.6% - 9/15/2012, CUSIP
No.: 548661CM7) (the "Bonds") at a purchase price of $99.831 per unit. The Bonds were purchased from an underwriting syndicate of which BNY Capital Markets, Inc., an affiliate of the Fund, was a member. BNY Capital Markets, Inc. received no benefit in connection with the transaction. The following is a list of the syndicate's primary members:

JP Morgan
Merrill Lynch
Wachovia Securities
Banc of America Securities
BB&T Capital Markets
BMO Nesbitt Burns
BNP Paribas
BNY Capital Markets, Inc.

Fifth Third Securities
HSBC Securities
Morgan Keegan
Natcity Investment
SunTrust Robinson Humphrey
US Bancorp Investments
Wedbush Morgan Securities
Wells Fargo

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Accompanying these statements are materials presented to the Board of Directors of the Fund, which ratified the purchases as in compliance with the Fund's Rule 10f-3 Procedures, at the Fund's Board meeting held on December 10, 2007.

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                               PROPOSED RESOLUTION


          RESOLVED, that the transactions engaged in by the Fund, pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended, hereby is determined to have been effected in compliance with the Procedures adopted by the Board with respect to such transaction.